10.40

North Carolina Regional Developer License Purchase Agreement

This North Carolina Regional Developer License Purchase Agreement (this “Agreement”) is entered into on the date last set forth below on the signature page (the “Effective Date”), by and between The Joint Corp., a Delaware corporation (“TJC”), Wellness Incorporated, a North Carolina corporation (“Seller”), and Paul Trindel (“Guarantor”). TJC, Seller and Guarantor are at times referred to herein collectively as the “Parties.”

Background:

A. TJC and Seller are parties to a Regional Developer Agreement and Addendum to Regional Developer Agreement, both dated January 27, 2012, a Second Addendum dated October 15, 2015, a Third Addendum dated November 5, 2019 and a Fourth Addendum dated February 10, 2020 (collectively, the “RDA”), relating to TJC franchise territories in certain counties within the state of North Carolina. Guarantor and Seller have executed a joint and several guaranty (the “Guaranty”) of Seller’s obligations under the RDA.
B.    On October 22, 2020, the Parties entered in to a Fifth Addendum to the RDA (the “Fifth Addendum”) whereby the definition of the “Development Area” under the RDA was expanded to include the North Carolina county of Hendersonville (hereinafter, the “Updated Development Area”) in exchange for a $10,000.00 which was paid by Seller to TJC (the “Expansion Payment”). The RDA, as amended by the Fifth Addendum, shall hereinafter be referred to as the “North Carolina RDA.”

C. Seller now desires to sell the North Carolina RDA, which now comprises the Updated Development Area, and TJC desires to purchase the North Carolina RDA on the terms and subject to the conditions of this Agreement.
Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

Agreement:

1.Definitions
Capitalized terms used in this Agreement (including the preceding “Background” section) which are not expressly defined in this Agreement shall have the meaning ascribed to such term(s) that they have in the North Carolina RDA.
2. Purchase and Sale
(a) As of the closing date, Seller shall sell and TJC shall purchase the North Carolina RDA on the terms set forth herein, by and through this Agreement, including the Bill of Sale and Assignment attached hereto at Exhibit A; which shall be fully incorporated herein. The Parties agree that, with the exception of the survival of certain terms of the North Carolina RDA as provided in Paragraph 4(a) below of this Agreement (the “Surviving Terms”), upon the sale and purchase of the North Carolina RDA, the North Carolina RDA shall be terminated, effective as of the date of closing of the transaction contemplated in this Agreement; and with the exception of the Parties’ respective rights, duties and obligations under the

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Surviving Terms, all of the Parties respective rights, duties and obligations under the North Carolina RDA shall be thereby terminated.
(b) The closing date (“Closing”) of the transaction contemplated by this Agreement shall take place no later than December 31, 2020.
(c) All liabilities and obligations of Seller of any kind, including but not limited to, Seller’s (1) contractual obligations; (2) accounts payable accrued and debts incurred prior to the Closing; (3) obligations and liabilities with respect to employee relationships, whether current, fixed or contingent; (4) liability for violation of any laws, rules, regulations, permits, approvals or orders; and (5) taxes and related obligations not expressly assumed by TJC in this Agreement remain the sole responsibility of Seller.
(d) Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Seller will pay personal property, business excise, sales and other similar taxes properly accruable with respect to the income resulting from ownership of the North Carolina RDA for any period up to and including the Closing. TJC will be responsible for all such expenses accruing after the Closing.
3.    Payment
(a)    The purchase price for the repurchase of the Development Area and the rights therein (the “Purchase Price”) shall be calculated as follows:
Section 4 of the RDA provides that the “formula for repurchasing the Development Area and these rights will be as follows: (a) $29,000 for each Franchise that is opened under the North Carolina RDA; plus (b) $7,250 for each Franchise that is unopened under this North Carolina RDA.” As of the Effective Date, thirty (30) Franchises have been opened under the North Carolina RDA, and twenty-two (22) Franchises that are unopened under the North Carolina RDA. The Purchase Price to be paid to Seller at the time of the Closing for the existing opened and unopened Franchises as per the terms of the North Carolina RDA is One Million Twenty-Nine Thousand Five Hundred Dollars and No/100 ($1,029,500).
(b) In addition to the Purchase Price, at Closing, Seller shall also be refunded the Expansion Payment of $10,000.
(c)    At the Closing of the transaction contemplated in this Agreement, TJC shall pay to Seller the Purchase Price and the Expansion Payment in immediately available funds by a wire transfer to the bank account designated by Seller. Seller agrees to provide such wire information to TJC no less than five (5) days prior to the Closing. The wire information is as follows: BB&T Routing Number 053101121 Account Number 0005200068655.
(d) Following the Closing and remittance of the Purchase Price and Expansion Payment to the Seller, the North Carolina RDA (and any addenda) and all of the rights thereto, shall automatically inure and transfer to TJC.
[SPACE INTENTIONALLY LEFT BLANK]

4.    Surviving Terms
(a)    Notwithstanding the sale and termination of the North Carolina RDA, the following provisions of the North Carolina RDA shall survive and continue in effect in accordance with their terms (collectively, the “Surviving Terms”):
(1)    Subsection (c) (uncaptioned) of Section 5.2 (“Regional Developer Manual”);
(2)    Section 12.2 (“Post-Term”) of Section 12 (“Non-Competition”);
(3)    Section 13.2 (“Rights and Obligations Upon Termination or Expiration”); and
(4)    for purposes of resolving any disputes under this Agreement, Section 14 (“Mediation and Arbitration”).
(b)    In addition, as many of the remaining provisions of the North Carolina RDA shall survive and continue in effect as may be necessary for (and solely for the purpose of) interpreting the Surviving Terms.
(c)    Guarantor personally guarantees the performance by Seller of all of the Surviving Terms of the North Carolina RDA to the same extent required in the North Carolina RDA.
    5. Representations and Warranties
    Seller and Guarantor hereby jointly and severally represent and warrant to TJC as follows:

(a)Organization. Seller and Guarantor have full power and authority to conduct their business as it is now being conducted, and to execute, deliver and perform this Agreement.

(b)Authority. Neither Seller nor Guarantor is a party to, subject to, or bound by any agreement, judgment, order, writ, injunction, or decree of any court or governmental body that prevents or impairs the carrying out of this Agreement. All other actions (including all action required by state law) necessary to authorize the execution, delivery and performance by Seller of this Agreement, and the other documents, instruments and agreements necessary or appropriate to carry out the transactions herein contemplated, have been taken by Seller. Upon the execution of this Agreement and the other documents and instruments contemplated hereby by Seller and Guarantor, this Agreement and such other documents and instruments will be the valid and legally binding obligations of Seller and Guarantor, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)No Consent or Approval Required. No authorization, consent, approval or other order of, declaration to or filing with any governmental body or authority is required for the consummation by Seller and Guarantor of the transactions contemplated by this Agreement.

    TJC hereby represents and warrants to each of Seller and Guarantor as follows:

(a)Organization. TJC is a corporation duly organized and validly subsisting under the laws of the state of Delaware, and TJC has full power and authority to conduct its business as it is now being conducted, and to execute, deliver and perform this Agreement.

(b)Authority. TJC is not a party to, subject to or bound by any agreement, judgment, order, writ, injunction, or decree of any court or governmental body that prevents or impairs the carrying out of this Agreement. The execution, delivery and performance of this Agreement and all other documents, instruments and agreements contemplated hereby is subject to authorization and express written approval by TJC’s Board of Directors. All other actions (including all action required by state law and by the organizational documents of TJC) necessary to authorize the execution, delivery and performance by TJC of this Agreement and any other documents, instruments and agreements necessary or appropriate to carry out the transactions herein contemplated, have been taken by TJC. Upon the execution of this Agreement and the other documents and instruments contemplated hereby by TJC, this Agreement and such other documents and instruments will be the valid and legally binding obligations of TJC, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)No Consent or Approval Required. Except for the approval by TJC’s Board of Directors referenced above, no authorization, consent, approval or other order of, declaration to or filing with any governmental body or authority is required for the consummation by TJC of the transactions contemplated by this Agreement.

(d)Conduct of Seller Pending Closing. Seller agrees from the date hereof until the Closing, unless otherwise consented to by TJC in writing: (1) Seller will take such action as necessary to maintain, preserve, renew and keep in full force and effect the existence, rights, licenses, permits and authorizations of the North Carolina RDA; (2) Seller will use its best efforts to preserve and maintain the North Carolina RDA; and (3) Seller will comply with all laws, compliance with which is required for the valid consummation of the transactions contemplated by this Agreement.

6. Releases
(a) Seller and Guarantor, for themselves and their and his heirs, legal representatives and assigns, each hereby unconditionally and irrevocably releases and waives all claims, demands, causes of action and damages of any kind whatever, whether known or unknown (collectively, “Claims”) that Seller or Guarantor now has or in the future may have against TJC, its officers, directors, agents, affiliates, attorneys, employees, successors and assigns, by reason of any event, occurrence or omission arising under or relating to the North Carolina RDA, with the exception of Claims arising under this Agreement.

(e)TJC, for itself and its successors and assigns, hereby unconditionally and irrevocably releases and waives all Claims that TJC now has or in the future may have against Seller and Guarantor and it or his heirs, legal representatives and assigns by reason of any event, occurrence or omission arising under or relating to the North Carolina RDA only, with the exception of Claims arising under this Agreement.

(f)The foregoing releases shall not apply in the case of a claim for indemnification pursuant to Paragraph 7 below, or any breach of the terms of this Agreement.

7. Indemnification
(a) Seller and Guarantor, for themselves and their heirs, legal representatives and assigns, each hereby agrees to indemnify TJC and its successors and assigns against, and hold TJC and each of the others harmless from, any Claim by a third party which may at any time be asserted against TJC by reason of any action or omission by Guarantor or Seller under or relating to the North Carolina RDA.

(b) TJC, for itself and its successors and assigns, hereby agrees to indemnify Seller and Guarantor and his heirs, legal representatives and assigns, and hold Seller and Guarantor and each of the others harmless from, any Claim by a third party which may at any time be asserted against Seller or Guarantor by reason of any action or omission by TJC under or relating to the North Carolina RDA.

8.    Confidentiality
Seller and Guarantor acknowledge that both the existence of this Agreement and the provisions that it contains are confidential and each agrees that it or he will not directly or indirectly, by any means, disclose to any third party either the existence of this Agreement or the provisions that it contains without the prior written approval of TJC. Seller and Guarantor agree that if it or he violates this confidentiality obligation, then in addition to any other remedies that may be available to TJC, TJC shall be entitled to seek a temporary restraining order, and a preliminary and permanent injunction to prevent Seller’s or Guarantor’s continued violation, without the necessity of proving actual damages or posting any bond or other security. Notwithstanding the foregoing, either Party shall be permitted to disclose this Agreement and any related or supporting documentation in accordance with disclosures related to any accounting, audit, SEC filing, legal proceeding, subpoena, civil investigative, demand or other similar process or by any law, rule or regulation of any governmental agency or regulatory authority. In such event, the disclosing Party shall utilize its commercially best efforts to preserve the confidentiality of such disclosures.

9.    Non-Disparagement
None of the Parties shall make any oral or written statement about any other party which is intended or reasonably likely to disparage the other party, or otherwise degrade the other party's reputation in the business or legal community or in the telecommunications industry.
10.    Counterparts
This Agreement may be signed in any number of counterparts (including by facsimile or portable document format (pdf)), all of which together shall constitute one and the same instrument.

11.    Governing Law
This Agreement shall be governed by the laws of the State of Arizona without regard to conflicts-of-law principles or rules that would require this Agreement to be governed by the laws of a different state.

12. Dispute Resolution

    Seller and TJC shall attempt to settle any and all disputes, controversies or claims arising out of or relating to this Agreement through good faith negotiation. If the matter is not resolved through good faith negotiation, such disputes, controversies or claims may then be resolved consistent with the dispute resolution provisions set forth in Section 14 of the North Carolina RDA. The prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

13.    Binding Effect
This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and assigns.

[SIGNATURES FOLLOW BELOW]

In witness whereof, the Parties have executed this Agreement as of the Effective Date first written above.
         “TJC”
     THE JOINT CORP., a Delaware corporation

By     /s/ Peter Holt________________________
        Peter Holt
        President & CEO
Date: __Dec. 31, 2020______________________

“Seller”

WELLNESS INCORPORATED, a North Carolina
corporation

By /s/ Paul Trindel______________________________
        Paul Trindel
        President and Sole Owner
Date: _12/31/2020___________________________________

“Guarantor”

PAUL TRINDEL

By: /s/ Paul Trindel____________________________                    Paul Trindel, an individual
Date: _12/31/2020___________________________________

Signature page to Regional Developer License Purchase Agreement
EXHIBIT A
Bill of Sale and Assignment
This Bill of Sale and Assignment is made by Wellness Incorporated, a North Carolina corporation (“Seller”), to and in favor of The Joint Corp., a Delaware corporation (“TJC”), and is delivered pursuant to that certain North Carolina Regional Developer License Purchase Agreement dated as of its “Effective Date” (as therein defined) (the “Purchase Agreement”), by and between The Joint Corp., a Delaware corporation (“TJC”), Seller and Paul Trindel (“Guarantor”).
Capitalized terms used in this Bill of Sale and Assignment without being defined have the same meanings that they have in the Purchase Agreement.
For value received, the receipt and sufficiency of which is acknowledged, the Seller grants, bargains, sells, delivers, transfers, assigns and conveys to TJC, its successors and assigns, all of her right, title and interest in, to and under the North Carolina RDA.
    To have and to hold the North Carolina RDA unto TJC, its successors and assigns forever.
    In furtherance of the foregoing, Guarantor, by his execution and delivery hereof, hereby grants, bargains, sells, delivers, transfers, assigns and conveys to TJC, its successors and assigns, all of his right, title and interest (if any) in, to and under the North Carolina RDA.
Dated: December 31, 2020

“Seller”

WELLNESS INCORPORATED, a North Carolina
corporation

By: /s/ Paul Trindel____________________________
Paul Trindel, its sole owner and President

“Guarantor”

PAUL TRINDEL

By: /s/ Paul Trindel____________________________
Paul Trindel, an individual